The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, any Reporting Person is the beneficial owner of any Common Stock covered by this statement.

As described in Amendment No. 3 to Schedule 13D
("Amendment No. 3") filed on June 8, 2007 with respect to the Common Stock owned by BlueLine
Capital Partners, L.P., BlueLine Capital Partners II,
L.P., BlueLine Partners, L.L.C. and Mr. Bacci as of the date of Amendment No. 3, the Reporting
Entities may have been deemed to be a "group" under
Section 13(d) of the Securities Exchange Act and accordingly each Reporting Person may have been deemed to have beneficial ownership of 10% or more of the Common Stock.

Reporting Owner Name/Address

BlueLine Partners, L.L.C.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506

BlueLine Capital Partners, L.P.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506

BlueLine Capital Partners II, L.P.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506

Timothy Bacci
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506